EXHIBIT 99.2

Kohlberg Capital Corporation Announces Acquisition of Trimaran Advisors, L.L.C.

NEW YORK, Feb. 29, 2012 (GLOBE NEWSWIRE) — Kohlberg Capital Corporation (Nasdaq: KCAP) ("Kohlberg Capital") has completed the acquisition of Trimaran Advisors, L.L.C. ("Trimaran Advisors"), along with equity interests in certain collateralized loan obligation ("CLO") funds managed by Trimaran Advisors. The purchase price consisted of approximately $25 million in cash and 3,600,000 shares of Kohlberg Capital common stock.

Trimaran Advisors, founded in 1998, is a credit-based alternative asset manager that currently manages four CLO funds with aggregate assets under management of approximately $1.5 billion. Trimaran Advisors focuses primarily on below investment grade corporate debt, using primary credit research to identify attractive investment opportunities and monitor the credits in the investment portfolios.

"This is an important transaction for KCAP which significantly expands our existing asset management business. With this transaction completed, Katonah Debt Advisors and Trimaran Advisors will have over $3.4 billion of combined assets under management. Trimaran Advisors has an outstanding track record, and the combination is expected to result in significant synergies and will provide a platform to grow KCAP's business. As part of this transaction, KCAP entered into a $30 million credit facility with Credit Suisse that will allow us to add a moderate amount of leverage to our balance sheet," said Dayl Pearson, President and Chief Executive Officer of Kohlberg Capital.

"The new credit facility positions us to grow our direct lending business and we believe that the cost synergies to the operations of our asset management affiliates as well as the returns from the additional CLO securities will more than offset any potential dilution from the issuance of new shares in the transaction," said Michael Wirth, Chief Financial Officer.

Following the closing, Jay Bloom and Dean Kehler, principals of Trimaran Advisors, will continue as employees of Trimaran Advisors and have joined KCAP's board. Dominick Mazzitelli, the Portfolio Manager of the Trimaran Advisors CLO funds, will continue in that role, and will be assisted by additional Trimaran Advisors investment professionals expanding and enhancing the current KDA team.

About Kohlberg Capital Corporation:

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio companies, Katonah Debt Advisors and Trimaran Advisors, manage CLO funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Safe Harbor Statement under the Private Securities Litigation reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments and achieve certain margins and levels of profitability, the availability of additional capital, the ability to maintain certain debt to asset ratios and the ability to successfully integrate Trimaran Advisors, realize the anticipated synergies and retain the employees of Trimaran Advisors. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

CONTACT:	Kohlberg Capital Corporation
Denise Rodriguez, Investor Relations
(212) 455-8300
info@kohlbergcapital.com